Exhibit 1.1

                            BUSINESS CORPORATIONS ACT
                                  (Section 190)

                             ARTICLES OF CONTINUANCE



1.   Name of Corporation:

     TOURNIGAN GOLD CORPORATION

2. The classes and any maximum number of shares that the corporation is authorized to issue.

     An unlimited number of common shares without nominal or par value.

3.   Restrictions if any on share transfers: No restrictions on share transfer.

4.   Number (or minimum or maximum number) of Directors:

     A minimum of three and maximum of fifteen directors.

5.   Restrictions if any on businesses the corporation may carry on:

     There are no restrictions on business that the corporation may carry on.

6.   If change of name effected, previous name:

     Tournigan Ventures Corporation

7.   Details of incorporation:

     (a) Tournigan Mining Explorations Ltd. was incorporated under the Companies Act (British Columbia) November 10th, 1966 under Incorporation #71,734;

     (b) Tournigan Mining Explorations Ltd. pursuant to Section 72 of the Companies Act converted itself from a private company into a public company on the 21st day of October, 1971;

     (c) Name Change from Tournigan Mining Explorations Ltd. to International Tournigan Corporation on the 22nd day of April, 1992;

     (d) Name change from International Tournigan Corporation to Tournigan Ventures Corporation on June 14, 2001

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8.   Other provisions if any:

     (a) The Directors of the Corporation may, between annual general meetings of the Corporation, appoint one or more additional directors to serve until the next annual general meeting but the number of additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual general meeting, and in no event shall the total number of directors exceed the maximum number of directors fixed pursuant to paragraph 4 of the Articles of Continuance.

     (b) Meetings of Shareholders maybe held at Whitehorse, Yukon, Vancouver, British Columbia or Toronto, Ontario or the United States of America, or such other place or places as the directors in their absolute discretion may determine from time to time

9.   Date                        Signature                   Title

     November 20, 2002           "S.Paul Simpson"            Secretary

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A Certificate of Continuance has been issued under the Business Corporations
Act, Yukon for the following Corporation:



Name of Corporation:                        Tournigan Gold Corporation
--------------------



Corporate Access Number:                    29827
------------------------



Registered Office:                          Campion Macdonald
------------------                          200-204 Lambert Street
                                            Whitehorse, YT
                                            Y1A 3T2



Former Jurisdiction of Corporation:         British Columbia
-----------------------------------



Date of Certificate:                        December 3, 2002
--------------------

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                                  SCHEDULE "A"
                                  ------------
                          PROVINCE OF BRITISH COLUMBIA
                                   COMPANY ACT
                                          Certificate of Incorporation No. 71734

                               ALTERED MEMORANDUM
                                       OF
                       INTERNATIONAL TOURNIGAN CORPORATION



A.   As Altered by Special Resolutions passed March 20, 2000

     1.   The name of the Company is "TOURNIGAN VENTURES CORPORATION"

     2. The authorized capital of the Company consists of 100,000,000 shares without par value



B.   As Altered by Special Resolution Passed January 16th, 1992)

     1.   The name of the Company is "INTERNATIONAL TOURNIGAN CORPORATION"

     2. The authorized capital of the Company consists of 50,000,000 shares without par value.